Exhibit 99(f)

[Letters to Branch Managers/Registered Representatives. One version sent within Iowa; second version sent outside of state]

[MIDAMERICAN ENERGY COMPANY LETTERHEAD]

                                        August 19, 1996

DEAR BRANCH MANAGER/REGISTERED REPRESENTATIVE:

     Re:  IES Industries Inc. (NYSE:IES) and
          MidAmerican Energy Company (NYSE:MEC)

     As you probably know, on August 4 MidAmerican Energy Company ("MidAmerican") proposed a merger with IES Industries Inc. ("IES"). We believe the merger would provide your customers who own IES shares with more value than they would receive from IES' proposed merger with WPL Holdings, Inc. ("WPL") and Interstate Power Company (the "Wisconsin Transaction").

     MidAmerican is holding informational meetings for registered representatives in several Iowa locations on thursday, August 22. We encourage you to attend one of these meetings where senior officers of MidAmerican will be in attendance to discuss our proposed merger and answer any questions you have.

Date:          Thursday, August 22, 1996

Time:          4:00 p.m. to 5:30 p.m.

Locations:     Cedar Rapids                  Davenport
               Wyndham Five Seasons Hotel    River Center Expansion
               350 1st Avenue NE             136 East 3rd
               Ballroom I                    Wisconsin Tributary Room

               Des Moines                    Sioux City
               Des Moines Club               Hilton
               666 Grand Avenue              707 Fourth Street
               Governor's Room               Plaza South Ballroom

     We will be calling you soon to see if you will be attending one of these meetings.

     We have also enclosed for your information a copy of MidAmerican's Proxy Statement in connection with the IES Annual Meeting of Shareholders scheduled for September 5, 1996. For you information, we are using a BLUE proxy and are soliciting votes AGAINST the Wisconsin Transaction.

     We believe you should take a close look at the attractiveness of our proposal. Significantly, our merger proposal offers IES shareholders a $2.82 dividend (pro forma), in contrast to a $2.25 dividend (pro forma) under the Wisconsin Transaction, assuming that WPL maintains its current dividend policy.

                             TIME IS OF THE ESSENCE

     In order for your clients to preserve their opportunity to consider the MidAmerican proposal, it is vital that they vote AGAINST the Wisconsin Transaction. Please remember that time is of the essence and each and every vote is important. Note that if your clients hold stock in "street name" they must return their proxies directly to your proxy department or its agent in order for their shares to be voted.

     If you would like additional copies of our materials, or have any questions, please call us toll-free at 1-(888) 776-4692.

     Thank you for your assistance.

                                        Sincerely,

                                        /s/ J. Sue Rozema

                                        J. SUE ROZEMA

     MidAmerican has filed with the Securities and Exchange Commission a proxy statement and other materials relating to the solicitation of proxies against the Proposed Wisconsin Transaction and that proxy statement and the other materials are incorporated herein by reference.

[MIDAMERICAN ENERGY COMPANY LETTERHEAD]

                                        August 19, 1996

DEAR BRANCH MANAGER/REGISTERED REPRESENTATIVE:

     Re:  IES Industries Inc. (NYSE:IES) and
          MidAmerican Energy Company (NYSE:MEC)

     As you probably know, on August 4 MidAmerican Energy Company ("MidAmerican") proposed a merger with IES Industries Inc. ("IES"). We believe the merger would provide your customers who own IES shares with more value than they would receive from IES' proposed merger with WPL Holdings, Inc. ("WPL") and Interstate Power Company (the "Wisconsin Transaction").

     We have also enclosed for your information a copy of MidAmerican's Proxy Statement in connection with the IES Annual Meeting of Shareholders scheduled for September 5, 1996. For you information, we are using a BLUE proxy and are soliciting votes AGAINST the Wisconsin Transaction.

     We believe you should take a close look at the attractiveness of our proposal. Significantly, our merger proposal offers IES shareholders a $2.82 dividend (pro forma), in contrast to a $2.25 dividend (pro forma) under the Wisconsin Transaction, assuming that WPL maintains its current dividend policy.


                             TIME IS OF THE ESSENCE

     In order for your clients to preserve their opportunity to consider the MidAmerican proposal, it is vital that they vote AGAINST the Wisconsin Transaction. Please remember that time is of the essence and each and every vote is important. Note that if your clients hold stock in "street name" they must return their proxies directly to your proxy department or its agent in order for their shares to be voted.

     If you would like additional copies of our materials, or have any questions, please call us toll-free at 1-(888) 776-4692.

     Thank you for your assistance.

                                        Sincerely,

                                        /s/ J. Sue Rozema

                                        J. SUE ROZEMA

     MidAmerican has filed with the Securities and Exchange Commission a proxy statement and other materials relating to the solicitation of proxies against the Proposed Wisconsin Transaction and that proxy statement and the other materials are incorporated herein by reference.